One Corporate Center
Rye, NY 10580-1422
Tel. (800) 422-3554
Fax (914) 921-5118
                                        B.B. MICRO - CAP GROWTH FUND



                                                        March 12,2009


                                URGENT

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RE: B.B. MICROO CAP GROWTH FUND


Dear Shareholder:


The Altman Group has been retained by the B.B. Microo Cap Growth Fund (the "Fund") (formerly, the Bjurman, Barry Micro-Cap Growth Fund) to contact you regarding an extremely important matter pertaining to your Fund. They have tried on numerous occasions to get in touch with you but at this point have been unsuccessful.

It is important that you please contact Mr. Frederick M. Bonnell immediately at:


                                1-866-829-0541 EXTENSION "5812".


It will only take a few moments so please call today. This is in regards to a legitimate matter and Mr. Bonnell needs to speak with you immediately. No personal information is required when calling.

Thank you in advance for your assistance with this matter.


Sincerely,

/s/ Bruce N. Alpert

Bruce N. Alpert
President
B.B. Microo Cap Growth Fund